UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 7, 2014

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England	W1J8AJ
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Suite 3D, Landmark Square 64 Earth Close P.O. Box 31327 Georgetown, Grand Cayman, Cayman Islands, BWI	KY-1 1206
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (345) 938-0293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This combined filing on Form 8-K is separately filed by Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble-U.K.”), and Noble Corporation, a Cayman Islands company (“Noble-Cayman”). Information in this filing relating to Noble-Cayman is filed by Noble-U.K. and separately by Noble-Cayman on its own behalf. Noble-Cayman makes no representation as to information relating to Noble-U.K. (except as it may relate to Noble-Cayman) or any other affiliate or subsidiary of Noble-U.K. This report should be read in its entirety as it pertains to each of Noble-U.K. and Noble-Cayman.

Item 1.01 Entry into a Material Definitive Agreement.

The information included under Item 2.03 of this Current Report is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Noble Drilling Corporation 7.50% Senior Notes due 2019

In connection with an internal reorganization involving various subsidiaries of Noble-U.K., on May 7, 2014, Noble Holding (U.S.) Corporation, a Delaware corporation (“Holding”), acquired the properties and assets of Noble Drilling Corporation, a Delaware corporation (“Noble Drilling”), substantially as an entirety (the “Acquisition”). In connection with the Acquisition, on May 7, 2014, Noble Drilling, Holding, Noble Drilling Services 6 LLC, a Delaware limited liability company, Noble Drilling Holding LLC, a Delaware limited liability company, Noble-Cayman, and The Bank of New York Mellon Trust Company, N.A., successor in interest to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association), as trustee, entered into a Sixth Supplemental Indenture to the Indenture dated as of May 1, 1999 (as amended and supplemented to date, the “Noble Drilling Indenture”). The Noble Drilling Indenture governs Noble Drilling’s 7.50% Senior Notes due 2019 (the “2019 Notes”), of which approximately $201.7 million in aggregate principal amount were outstanding as of March 31, 2014. Pursuant to the Sixth Supplemental Indenture and effective upon the consummation of the Acquisition, (a) Holding, as successor in interest to substantially all the properties and assets of Noble Drilling, became an issuer under the Noble Drilling Indenture and assumed Noble Drilling’s covenants and obligations under the Noble Drilling Indenture, including the due and punctual payment of the principal of, premium, if any, interest on and additional amounts due under the 2019 Notes; and (b) Noble Drilling was released of all of its covenants and obligations under the Noble Drilling Indenture and the 2019 Notes.

The foregoing description is qualified in its entirety by reference to the Sixth Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION

4.1	—	Sixth Supplemental Indenture, dated as of May 7, 2014, among Noble Drilling Corporation, as Issuer, Noble Holdings (U.S.) Corporation, as Successor Issuer, Noble Drilling Services 6 LLC, as Co-Issuer, Noble Drilling Holding LLC, as Co-Issuer, Noble Corporation, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (relating to Noble Drilling Corporation 7.50% Senior Notes due 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation plc, a company registered under the laws of England and Wales

Date: May 7, 2014	By:	/s/ James A. MacLennan
James A. MacLennan
Senior Vice President and Chief Financial Officer

Noble Corporation, a Cayman Islands company

	By:	/s/ Alan R. Hay
Alan R. Hay
Vice President and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

4.1	—	Sixth Supplemental Indenture, dated as of May 7, 2014, among Noble Drilling Corporation, as Issuer, Noble Holdings (U.S.) Corporation, as Successor Issuer, Noble Drilling Services 6 LLC, as Co-Issuer, Noble Drilling Holding LLC, as Co-Issuer, Noble Corporation, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (relating to Noble Drilling Corporation 7.50% Senior Notes due 2019).